UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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THE E.W. SCRIPPS COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ohio	31-1223339
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
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312 Walnut Street
Cincinnati, Ohio 45202
(Address, including zip code, of Registrant’s Principal Executive Offices)

THE E.W. SCRIPPS COMPANY
2010 LONG-TERM INCENTIVE PLAN
(Full title of plan)
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William Appleton, Esq.
312 Walnut Street, 28th Floor
Cincinnati, Ohio 45202
(513) 977-3997

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum aggregate offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee (2)
Common Stock, $.01 par value per share	1,000,000 shares	$21.91	$21,910,000	$2,206.34

(1)
Amount to be registered consists of 1,000,000 shares of Class A Common Shares, $0.01 par value per share, of The E.W. Scripps Company which may be issued or sold pursuant to The E.W. Scripps Company 2010 Long-Term Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares of Class A Common Shares that may be offered or sold as a result of any adjustments by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of shares of the registrant’s outstanding Class A Common Shares.

(2)
Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for purposes of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices of a share as reported on the New York Stock Exchange on November 5, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 1,000,000 of Scripps’ Class A Common Shares, $.01 par value per share (“Class A Common Shares”), under The E.W. Scripps Company 2010 Long-Term Incentive Plan (the “Plan”). This Registration Statement relates to securities of the same class as that to which the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on May 26, 2010 (SEC File No. 333-167089) relates.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

The information specified by Item 1 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The information specified by Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by The E.W. Scripps Company, an Ohio corporation (“Scripps”), with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

1.Scripps’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

2.Scripps’ Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015.

3.
Scripps’ Current Reports on Form 8-K filed with the SEC on February 27, 2015, March 3, 2015, March 12, 2015, April 7, 2015 (as amended by Form 8-K/A filed with the SEC on June 12, 2015), and August 24, 2015.

4.	The description of Scripps’ Class A Common Shares contained in Scripps’ Registration Statement on Form 10 (File No. 000-16914) filed with the SEC pursuant to Section 12(b) of the Exchange Act.

All documents subsequently filed by Scripps pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the Class A Common Shares registered hereby has been passed upon for the Company by William Appleton, Senior Vice President and General Counsel of the Company. Mr. Appleton is an employee of the Company. He owns 92,366 Class A Common Shares and 46,371 Restricted Stock Units, and is eligible to participate in the Company’s equity plans.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1701.13 of the Ohio Revised Code provides that a corporation may indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (a “derivative action”), in which such person is made a party by reason of the fact that the person is or was a director or officer of the corporation, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the director or officer seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s code of regulations, a disinterested director vote, a shareholder vote, an agreement or otherwise.

Under Ohio law, directors are entitled to advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Scripps’ articles of incorporation provide that, to the fullest extent authorized or permitted by Ohio law, as now in effect (as summarized above) or as amended, it will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of it, or by reason of the fact that a director or officer of it is or was serving, at its request, as an officer, director, employee, trustee or agent of another corporation or enterprise, including service with respect to employee benefit plans maintained or sponsored by it. Any amendment of this provision will not reduce Scripps’ indemnification obligations relating to actions taken before such amendment. The articles also provide that Scripps must pay, to the fullest extent permitted by Ohio law, expenses incurred by a director or officer in defending any proceeding in advance of its final disposition.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

See Exhibit Index following signature page.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offered range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in the first paragraph of Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, and State of Ohio, on the 6th day of November, 2015.

THE E.W. SCRIPPS COMPANY

By: /s/ Richard A. Boehne
Richard A. Boehne
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Richard A. Boehne Richard A. Boehne	Chairman, President and Chief Executive Officer (Principal Executive Officer); Director	November 6, 2015
/s/ Timothy M. Wesolowski Timothy M. Wesolowski	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 6, 2015
/s/ Douglas F. Lyons Douglas F. Lyons	Vice President, Controller and Treasurer (Principal Accounting Officer)	November 6, 2015
/s/ Charles L. Barmonde* Charles L. Barmonde	Director	November 6, 2015
/s/ Kelly P. Conlin* Kelly P. Conlin	Director	November 6, 2015
/s/ John W. Hayden* John W. Hayden	Director	November 6, 2015
/s/ Anne M. La Dow* Anne M. La Dow	Director	November 6, 2015
/s/ Roger L. Ogden* Roger L. Ogden	Director	November 6, 2015
/s/ Mary McCabe Peirce* Mary McCabe Peirce	Director	November 6, 2015
/s/ J. Marvin Quin* J. Marvin Quin	Director	November 6, 2015
/s/ Kim Williams* Kim Williams	Director	November 6, 2015

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*William Appleton, by signing his name hereto, does hereby sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named directors of The E.W. Scripps Company which have been filed with the Commission on behalf of such directors.

By: /s/ William Appleton
William Appleton
Attorney-in-Fact

November 6, 2015

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

4.1
Amended Articles of Incorporation of The E.W. Scripps Company [Incorporated herein by reference to Exhibit 99.03 to the Current Report on Form 8-K filed by The E.W. Scripps Company with the SEC on February 17, 2009].

4.2
Amendment to Amended Articles of Incorporation of The E.W. Scripps Company [Incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by The E.W. Scripps Company with the SEC on March 12, 2015].

4.3
Amended and Restated Code of Regulations of The E.W. Scripps Company [Incorporated herein by reference to Exhibit 10.02 to the Current Report on Form 8-K filed by The E.W. Scripps Company with the SEC on May 16, 2007].

4.4
The E.W. Scripps Company 2010 Long-Term Incentive Plan, as amended and restated as of February 24, 2015 [Incorporated by reference to the Appendix to the Proxy Statement on Schedule 14A filed by The E.W. Scripps Company with the SEC on March 23, 2015].

OPINION REGARDING LEGALITY

5.1	Opinion of William Appleton with respect to the legality of the securities being registered*

CONSENT OF EXPERTS AND COUNSEL

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of William Appleton (contained in his opinion, which is filed as Exhibit 5.1)*

POWERS OF ATTORNEY

24.1	Power of attorney for each director signing the Registration Statement*

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*Filed herewith.

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